Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 13, 2024, by and among (i) PSQ Holdings, Inc., a Delaware corporation (the “Buyer”), and (ii) the undersigned parties listed as “Investors” on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, on or about the date hereof, (i) Buyer, (ii) Cello Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Buyer (“Merger Sub”), (iii) Samuel L. Paul, in the capacity as representative of the Sellers in accordance with the terms and conditions of the Merger Agreement and (iv) Credova Holdings, Inc., a Delaware corporation (together with its successors, the “Company”), entered into that certain Agreement and Plan of Merger (as amended in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the consummation of the Merger (the “Closing”) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the Merger Consideration (as defined in the Merger Agreement), with holders of Company Common Stock receiving shares of Buyer Class A Common Stock (the “Consideration Shares”) in accordance with the terms of the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, certain creditors of the Company have been issued promissory notes that shall be deemed satisfied in consideration for the issuance by Buyer of newly issued replacement notes (the “Replacement Notes”), which are convertible into shares of Buyer Class A common stock under certain circumstances as outlined in the Note Exchange Agreement (as defined in the Merger Agreement) (“Conversion Shares”); and

WHEREAS, the parties desire to enter into this Agreement to provide the Investors with certain rights relating to the registration of (i) the Consideration Shares received by the Investors under the Merger Agreement and (ii) the Conversion Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement. The following capitalized terms used herein have the following meanings:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of Buyer, after consultation with counsel to Buyer, (i) would be required to be made in any Registration Statement or prospectus in order for the applicable Registration Statement or prospectus not to contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) Buyer has a bone fide business purpose for not making such information public.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Board” means the board of directors of Buyer.

“Buyer” is defined in the preamble to this Agreement, and shall include Buyer’s successors by merger, acquisition, reorganization or otherwise.

“Buyer Class A Common Stock” means shares of Class A common stock, par value $0.0001 per share, of Buyer, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Closing” is defined in the recitals to this Agreement.

“Company” is defined in the recitals to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Holder” means any holder of Registrable Securities.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor(s)” is defined in the preamble to this Agreement, and includes any transferee of the Registrable Securities (so long as they remain Registrable Securities) of an Investor permitted under this Agreement and the Lock-Up Agreement, as applicable.

“Investor Indemnified Party” is defined in Section 4.1.

“Lock-Up Agreement” means the lock-up agreement, entered into by Buyer and certain security holders and/or creditors of the Company, pursuant to which such security holders and creditors agreed not to transfer the Consideration Shares or Conversion Shares, as applicable, for a certain period of time after the Closing.

“Losses” is defined in Section 4.1.

“Maximum Number of Securities” is defined in Section 2.1.4.

“Merger Agreement” is defined in the recitals to this Agreement.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Pro Rata” is defined in Section 2.1.4.

“Register,” “Registered” and “Registration” mean a registration or offering effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means the Consideration Shares and Conversion Shares. Registrable Securities also include any warrants, capital shares or other securities of Buyer issued as a dividend, split or other distribution with respect to or in exchange for or in replacement of the foregoing securities or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Buyer Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from Buyer or the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities have been sold to, or through, a broker, dealer or underwriter in a public offering pursuant to the U.S. or applicable state blue-sky securities laws; (c) such securities have been sold without registration pursuant to Rule 144 or another exemption from registration; (d) all such securities are eligible for resale under Rule 144 or another exemption from registration during a 90-day period without volume or manner of sale restrictions; or (e) such securities shall have ceased to be outstanding. Notwithstanding anything to the contrary contained herein, a Person shall be deemed to be an “Investor holding Registrable Securities” (or words to that effect) under this Agreement only if they are an Investor or a transferee of the applicable Registrable Securities (so long as they remain Registrable Securities) of any Investor permitted under this Agreement and the Lock-Up Agreement, as applicable.

“Registration Statement” means a registration statement filed by Buyer with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Short Form Registration” is defined in Section 2.3.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” means a Registration in which securities of Buyer are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to Section 2.4, at any time and from time to time after the Closing, Investors holding (as individual record owners or in street name) at least a majority-in-interest of the Registrable Securities then issued and outstanding may make a written demand for registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Within ten (10) days following receipt of any request for a Demand Registration, Buyer will notify all other Investors holding Registrable Securities of the demand, and each Investor holding Registrable Securities who wishes to include all or a portion of such Investor’s Registrable Securities in the Demand Registration (each such Investor including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify Buyer within ten (10) days after the receipt by the Investor of the notice from Buyer. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1, and Buyer shall effect, as soon thereafter as practicable, but not more than ninety (90) days immediately after Buyer’s receipt of the Demand Registration, the filing of a Registration Statement registering all Registrable Securities requested by the Demanding Holders pursuant to such Demand Registration. Buyer shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities. Notwithstanding anything in this Section 2.1 to the contrary, Buyer shall not be obligated to effect a Demand Registration under this Agreement, (i) if a Piggy-Back Registration had been available to the Demanding Holder(s) within the one hundred twenty (120) days preceding the date of request for the Demand Registration, (ii) within sixty (60) days after the effective date of a previous registration effected with respect to the Registrable Securities pursuant this Section 2.1, or (iii) during any period (not to exceed one hundred eighty (180) days) following the closing of the completion of an offering of securities by Buyer if such Demand Registration would cause Buyer to breach a “lock-up” or similar provision contained in the underwriting agreement for such offering.

2.1.2 Effective Registration. Notwithstanding the provision of subsection 2.1.1 above or any other part of this Agreement, a Registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective by the SEC; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue with such Registration and accordingly notify Buyer in writing, but in no event later than five (5) days after such removal, recission or termination, of such election; provided, further, that Buyer shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed pursuant to a Demand Registration becomes effective or is terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so elect and advise Buyer as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, the right of any Demanding Holder to include its Registrable Securities in such registration shall be conditioned upon such Demanding Holder’s participation in such Underwritten Offering and the inclusion of such Demanding Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Underwritten Offering by a majority-in-interest of the Investors initiating the Demand Registration and reasonably acceptable to Buyer.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an Underwritten Offering, in good faith, advises Buyer and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Buyer Class A Common Stock or other securities which Buyer desires to sell and the shares of Buyer Class A Common Stock or other securities, if any, as to which Registration by Buyer has been requested pursuant to written contractual piggy-back registration rights held by other security holders of Buyer who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then Buyer shall include in such Registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (all pro rata in accordance with the number of securities that each applicable Person has requested be included in such registration, regardless of the number of securities held by each such Person, as long as they do not request to include more securities than they own (such proportion is referred to herein as “Pro Rata”)), that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Registrable Securities of Investors as to which registration has been requested pursuant to Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Buyer Class A Common Stock or other securities that Buyer desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Buyer Class A Common Stock or other securities for the account of other Persons that Buyer is obligated to register pursuant to written contractual arrangements with such Persons (other than this Agreement) that can be sold without exceeding the Maximum Number of Securities. In the event that Buyer securities that are convertible into shares of Buyer Class A Common Stock are included in the offering, the calculations under this Section 2.1.4 shall include such Buyer securities on an as-converted to Buyer Class A Common Stock basis.

2.1.5 Withdrawal. A Demanding Holder may withdraw all or any portion of their Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the Demand Registration Statement. If a majority-in-interest of the Demanding Holders disapprove of the terms of any Underwritten Offering or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to Buyer and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration in such event, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.1.6 Demand Registration Priority. Buyer shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the majority-in-interest of the Demanding Holders. If a Demand Registration is an underwritten offering and the managing underwriters advise Buyer in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the majority-in-interest of the Demanding Holders therein, without adversely affecting the marketability of the offering, Buyer shall include in such registration prior to the inclusion of any securities which are not Registrable Securities (i) first, the number of Registrable Securities requested to be included that in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder, and (ii) second, any other securities with respect to which Buyer has granted registration rights in accordance with Section 6.1 hereof requested to be included in such registration, pro rata among the respective Holders thereof on the basis of the amount of such securities requested to be included therein by each such Holder. Without the consent of Buyer and the Majority Participating Holders included in such registration, any Persons other than Holders of Registrable Securities who participate in Demand Registrations which are not at Buyer’s expense must pay their share of the Expenses as provided in Section 2.5 hereof.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time after the Closing Buyer proposes to file a Registration Statement under the Securities Act with respect to the Registration of or an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Buyer for its own account or for security holders of Buyer for their account (or by Buyer and by security holders of Buyer including a Demand Registration pursuant to Section 2.1), other than a Registration Statement: (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Buyer’s existing security holders, (iii) for an offering of debt that is convertible into equity securities of Buyer, or (iv) for a dividend reinvestment plan, then Buyer shall (x) give written notice of such proposed filing to Investors holding Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date or confidential submission date, which notice shall describe the amount and type of securities to be included in such Registration or offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to Investors holding Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Investors may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). To the extent permitted by applicable securities laws with respect to such registration by Buyer or another Demanding Holder, Buyer shall use its best efforts to cause (i) such Registrable Securities to be included in such registration and (ii) the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Buyer and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Investors holding Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering, in good faith, advises Buyer and Investors holding Registrable Securities proposing to distribute their Registrable Securities through such Piggy-Back Registration in writing that the dollar amount or number of shares of Buyer Class A Common Stock or other Buyer securities which Buyer desires to sell, taken together with the shares of Buyer Class A Common Stock or other Buyer securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Investors holding Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Buyer Class A Common Stock or other Buyer securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of Buyer, exceeds the Maximum Number of Securities, then Buyer shall include in any such registration:

(a) If the registration is undertaken for Buyer’s account: (i) first, the shares of Buyer Class A Common Stock or other securities that Buyer desires to sell that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Buyer Class A Common Stock or other equity securities for the account of other Persons that Buyer is obligated to register pursuant to separate written contractual arrangements with such Persons (other than this Agreement) that can be sold without exceeding the Maximum Number of Securities;

(b) If the registration is a Demand Registration undertaken at the demand of Demanding Holders pursuant to Section 2.1: (i) first, the shares of Buyer Class A Common Stock or other securities for the account of the Demanding Holders, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Registrable Securities of Investors as to which registration has been requested pursuant to Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Buyer Class A Common Stock or other securities that Buyer desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Buyer Class A Common Stock or other equity securities for the account of other Persons that Buyer is obligated to register pursuant to separate written contractual arrangements with such Persons (other than this Agreement) that can be sold without exceeding the Maximum Number of Securities; and

(c) If the registration is a Demand Registration undertaken at the demand of Persons other than Demanding Holders under Section 2.1: (i) first, the shares of Buyer Class A Common Stock or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Buyer Class A Common Stock or other securities that Buyer desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Buyer Class A Common Stock or other equity securities for the account of other Persons that Buyer is obligated to register pursuant to separate written contractual arrangements with such Persons (other than this Agreement) that can be sold without exceeding the Maximum Number of Securities.

In the event that Buyer securities that are convertible into shares of Buyer Class A Common Stock are included in the offering, the calculations under this Section 2.2.2 shall include such Buyer securities on an as-converted to Buyer Class A Common Stock basis.

2.2.3 Withdrawal. Any Investor holding Registrable Securities may elect to withdraw such Investor’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Buyer of such request to withdraw prior to the effectiveness of the Registration Statement. In connection with Section 2.2, Buyer (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement without any liability to the applicable Investor, subject to the next sentence and the provisions of Section 4. Notwithstanding any such withdrawal, Buyer shall pay all expenses incurred in connection with such Piggy-Back Registration as provided in Section 3.3 (subject to the limitations set forth therein) by Investors holding Registrable Securities that requested to have their Registrable Securities included in such Piggy-Back Registration.

2.3 Short Form Registrations. After the Closing, subject to Section 2.4, Investors holding Registrable Securities may at any time and from time to time, request in writing that Buyer register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time and applicable to such Investor’s Registrable Securities (“Short Form Registration”); provided, however, that Buyer shall not be obligated to effect such request through an Underwritten Offering. Upon receipt of such written request, Buyer will promptly give written notice of the proposed registration to all other Investors holding Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such Investors’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities, if any, of any other Investors joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from Buyer; provided, however, that Buyer shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available to Buyer for such offering; or (ii) if Investors holding Registrable Securities, together with the holders of any other securities of Buyer entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $10,000,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4    Restriction of Offerings. Notwithstanding anything to the contrary contained in this Agreement, an Investor shall not be entitled to request, and Buyer shall not be obligated to request the SEC to declare any registration (including any Demand Registration but not including Piggy-Back Registration) effective pursuant to this Section 2 with respect to any Registrable Securities that are subject to the transfer restrictions under the applicable Investor’s Lock-Up Agreement, as applicable.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever Buyer is required to effect the registration of any Registrable Securities pursuant to Section 2, Buyer shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. Buyer shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the SEC a Registration Statement on any form for which Buyer then qualifies or which counsel for Buyer shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable efforts to cause such Registration Statement to become effective and use its reasonable efforts to keep it effective for the period required by Section 3.1.3; provided, however, if during the period starting with the date sixty (60) days prior to Buyer’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Buyer initiated Registration (and provided that Buyer has delivered written notice to the Investors prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and Buyer continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective), (i) the Investors pursuant to this Agreement have requested an Underwritten Registration and (ii) (A) Buyer and the Investors are unable to obtain the commitment of underwriters to firmly underwrite the offer or (B) in the good faith judgment of the Board such Registration would be seriously detrimental to Buyer and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case Buyer shall furnish to such Investors a certificate signed by the Chairman of the Board or an executive officer of Buyer stating that in the good faith judgment of the Board it would be seriously detrimental to Buyer for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, Buyer shall have the right to defer such filing for a period of not more than sixty (60) days; provided, however, that Buyer shall not defer its obligation in this manner more than twice in any 12-month period.

3.1.2 Copies. Buyer shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Investors holding Registrable Securities included in such registration, and such Investors’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as Investors holding Registrable Securities included in such registration or legal counsel for any such Investors may request in order to facilitate the disposition of the Registrable Securities owned by such Investors.

3.1.3 Amendments and Supplements. Buyer shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act, including all financial statements or schedules, until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4 Reporting Obligations. As long as any Investors shall own Registrable Securities, the Buyer, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Buyer after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Investors with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Investors pursuant to this Section 3.1.4.

3.1.5 Other Obligations. In connection with a sale or transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the prospectus included in the Registration Statement, Buyer shall, subject to the receipt of the any customary documentation reasonably required from the applicable Investors in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (a). In addition, Buyer shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investors, in connection with the aforementioned sales or transfers.

3.1.6 Notification. After the filing of a Registration Statement, Buyer shall promptly, and in no event more than five (5) Business Days after such filing, notify Investors holding Registrable Securities included in such Registration Statement of such filing, and shall further notify such Investors promptly and confirm such advice in writing in all events within five (5) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and Buyer shall take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to Buyer of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Investors holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Buyer shall furnish to Investors holding Registrable Securities included in such Registration Statement and to the legal counsel for any such Investors, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Investors and legal counsel with a reasonable opportunity to review such documents and comment thereon; provided that such Investors and their legal counsel must provide any comments promptly (and in any event within five (5) Business Days) after receipt of such documents.

3.1.7 State Securities Laws Compliance. Buyer shall use its reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Investors holding Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Buyer and do any and all other acts and things that may be necessary or advisable to enable Investors holding Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Buyer shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or to taxation in any such jurisdiction where it is not then otherwise subject.

3.1.8 Agreements for Disposition. To the extent required by any underwriting agreement or similar agreements, Buyer shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of Buyer in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Investors holding Registrable Securities included in such Registration Statement. No Investor holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Investor’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Investor’s material agreements and organizational documents, and with respect to written information relating to such Investor that such Investor has furnished in writing expressly for inclusion in such Registration Statement.

3.1.9 Cooperation. The principal executive officer of Buyer, the principal financial officer of Buyer, the principal accounting officer of Buyer and all other officers and members of the management of Buyer shall reasonably cooperate in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.10 Records. Buyer shall make available for inspection by Investors holding Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Investor holding Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of Buyer, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Buyer’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement; provided that Buyer may require execution of a reasonable confidentiality agreement prior to sharing any such information.

3.1.11 Opinions and Comfort Letters. Buyer shall obtain from its counsel and accountants customary legal opinions and customary comfort letters, to the extent so reasonably required by any underwriting agreement.

3.1.12 Earnings Statement. Buyer shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its stockholders if reasonably required, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months beginning with the first day of the Buyer’s first full calendar quarter after the effective date of a registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC).

3.1.13 Listing. Buyer shall use its best efforts to cause all Registrable Securities that are shares of Buyer Class A Common Stock included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Buyer are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to Investors holding (as individual record owners or in street name) a majority-in-interest of the Registrable Securities included in such registration.

3.1.14 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $25,000,000, Buyer shall use its reasonable efforts to make available senior executives of Buyer to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from Buyer of the happening of any event of the kind described in Section 3.1.6(iv), or in the event of the Registration Statement or prospectus included therein containing a misstatement of material fact or omitting to state a material fact, pursuant to a written insider trading compliance program adopted by the Board, of the ability of all “insiders” covered by such program to transact in the Buyer’s securities because of the existence of material non-public information, each Investor holding Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor receives the supplemented or amended prospectus contemplated by Section 3.1.6(iv) or until advised in writing that the use of the prospectus may be resumed.

3.3 Registration Expenses. Subject to Section 4, Buyer shall bear all reasonable costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Short Form Registration effected pursuant to Section 2.3, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Buyer’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.13; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Buyer and fees and expenses for independent certified public accountants retained by Buyer (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.11); (viii) the reasonable fees and expenses of any special experts retained by Buyer in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected by Investors holding (as individual record owners or in street name) a majority-in-interest of the Registrable Securities included in such registration for such legal counsel’s review, comment and finalization of the proposed Registration Statement and other relevant documents. Buyer shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an Underwritten Offering, only if the Underwriters require the selling security holders and/or Buyer to bear the expenses of the Underwriter following good faith negotiations, all selling security holders and Buyer shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

3.4 Information. Investors holding Registrable Securities included in any Registration Statement shall provide such information as may reasonably be requested by Buyer, or the managing Underwriter, if any, in connection with the preparation of such Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws. Investors selling Registrable Securities in any offering must provide all questionnaires, powers of attorney, custody agreements, stock powers, and other documentation reasonably requested by Buyer or the managing Underwriter.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by Buyer. Subject to the provisions of this Section 4.1 below, Buyer agrees to indemnify and hold harmless each Investor, and each Investor’s officers, employees, affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls an Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, actions, damages or liabilities (collectively, “Losses”), whether joint or several, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Buyer of the Securities Act or any rule or regulation promulgated thereunder applicable to Buyer and relating to action or inaction required of Buyer in connection with any such registration (provided, however, that the indemnification contained in this Section 4.1 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of Buyer, such consent not to be unreasonably withheld, delayed or conditioned); and Buyer shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such Loss; provided, however, that Buyer will not be liable in any such case to the extent that any such Loss arises out of or is based upon any untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Buyer, in writing, by such selling Investor or Investor Indemnified Party expressly for use therein. Buyer also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Subject to the provisions of this Section 4.2 below, each Investor selling Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement includes any Registrable Securities held by such selling Investor, indemnify and hold harmless Buyer, each of its directors and officers and each Underwriter (if any), and each other selling Investor and each other Person, if any, who controls another selling Investor or such Underwriter within the meaning of the Securities Act, against any Losses, whether joint or several, insofar as such Losses arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Buyer by such selling Investor expressly for use therein (provided, however, that the indemnification contained in this Section 4.2 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the indemnifying Investor, such consent not to be unreasonably withheld, delayed or conditioned), and shall reimburse Buyer, its directors and officers, each Underwriter and each other selling Investor or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Loss. Each selling Investor’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Investor in the applicable offering.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any Loss in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the Loss; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party if the Indemnifying Party provides notice of such to the Indemnified Party within thirty (30) days of the Indemnifying Party’s receipt of notice of such claim. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which shall not be unreasonably delayed or withheld), consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any Loss referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any Loss referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Investor holding Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Investor from the sale of Registrable Securities which gives rise to such contribution obligation. Any contributions obligation of the Investors shall be several and not joint. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

5. RULE 144 and 145.

5.1 Rule 144 and 145. Buyer covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Investors holding Registrable Securities may reasonably request, all to the extent required from time to time to enable such Investors to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and 145 under the Securities Act, as such Rule 144 and 145 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

6. MISCELLANEOUS.

6.1 Other Registration Rights. Buyer represents and warrants that as of the date of this Agreement, except as set forth in the Merger Agreement, no Person, other than the holders of Registrable Securities has any right to require Buyer to register any of Buyer’s capital stock for sale or to include Buyer’s capital stock in any registration filed by Buyer for the sale of capital stock for its own account or for the account of any other Person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Buyer hereunder may not be assigned or delegated by Buyer in whole or in part without the written consent of the Investors holding (as individual record owners or in street name) at a majority-in-interest of the Registerable Securities held by all Investors. This Agreement and the rights, duties and obligations of Investors holding Registrable Securities hereunder may be freely assigned or delegated by such Investor in conjunction with and to the extent of any transfer of Registrable Securities by such Investor which is permitted by such Investor’s Lock-Up Agreement, as applicable; provided that no assignment by any Investor of its rights, duties and obligations hereunder shall be binding upon or obligate Buyer unless and until Buyer shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Buyer, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto, to the permitted assigns of the Investors or of any assignee of the Investors. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than the Indemnified Parties and/or persons entitled to contribution rights as expressly set forth in Section 4 and permitted assigns under this Section 6.2.

6.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Buyer to: PSQ Holdings, Inc. 315 S. Coast Hwy 101 STE. U44 Encinitas, CA, 92024 Attn: Michael Seifert Email:

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborugh LLP
101 Constitution Avenue, NW Suite 900
Washington, D.C. 20001
Attn: Jonathan Talcott, Esq.
Email: jon.talcott@nelsonmullins.com

With a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Meredith Laitner, Esq.
Email: mlaitner@egsllp.com

If to an Investor, to: the address set forth below Investor’s name on the signature page to this Agreement.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. Notwithstanding anything to the contrary contained in this Agreement, in the event that a duly executed copy of this Agreement is not delivered to Buyer by a Person receiving Registrable Securities in connection with the Closing, such Person failing to provide such signature shall not be a party to this Agreement or have any rights or obligations hereunder, but such failure shall not affect the rights and obligations of the other parties to this Agreement as amongst such other parties.

6.5 Entire Agreement. This Agreement (together with the Merger Agreement and the Lock-Up Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein, and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any other Ancillary Document (as defined in the Merger Agreement).

6.6 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.7 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of Buyer and Investors holding (as individual record owners or in street name) a majority-in-interest of the Registrable Securities; provided, that any amendment or waiver of this Agreement which affects an Investor in a manner materially and adversely disproportionate to other Investors will also require the consent of such Investor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.8 Remedies Cumulative. In the event a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.9 Governing Law; Jurisdiction; Waiver of Jury Trial. [Sections 8.8 and 8.9] of the Merger Agreement shall apply to this Agreement mutatis mutandis.

6.10   Termination of Merger Agreement. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder.

6.11   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Buyer:

PSQ HOLDINGS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Investor (for entities):

[INVESTOR]

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Investor (for individuals):

[INVESTOR]

By:
Name:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email: